Exhibit 5.5

[LETTERHEAD OF VENABLE LLP]

[DRAFT]

April [__], 2013

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as special Virginia counsel to Alere Informatics, Inc., a Virginia corporation (“Informatics”), Instant Technologies, Inc., a Virginia corporation (“Instant”), and Pembrooke Occupational Health, Inc., a Virginia corporation (“Pembrooke” and, together with Informatics and Instant, each, a “Company” and, collectively, the “Companies”), in connection with certain matters of Virginia law arising out of the above-referenced registration statement on Form S-4 (the “Registration Statement”), filed by Alere Inc., a Delaware corporation (the “Issuer”), and certain direct and indirect subsidiaries of the Issuer, including the Companies, with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer to exchange the Issuer’s existing 7.250% Senior Notes due 2018, issued on December 11, 2012 (the “Old Notes”), together with the guarantees of the Old Notes by the Companies and the other such subsidiary guarantors, for up to $450 million aggregate principal amount of the Issuer’s 7.250% Senior Notes due 2018 (the “New Notes”), together with guarantees of the New Notes by the Companies (each a “Guarantee” and collectively, the “Guarantees”) and the other such subsidiary guarantors. The New Notes and the Guarantees will be issued pursuant to the Indenture, dated as of August 11, 2009 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Fifteenth Supplemental Indenture, dated as of December 11, 2012 (the “Fifteenth Supplemental Indenture”), and as further supplemented by a Sixteenth Supplemental Indenture, dated as of April 3, 2013 (the “Sixteenth Supplemental Indenture” and, together with the Base Indenture and the Fifteenth Supplemental Indenture, the “Indenture”).

In connection with our representation of the Companies, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise

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April [__], 2013

identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission for filing under the Securities Act;

2. The Articles of Incorporation of each Company, each as amended through the date hereof (the “Articles”), certified by the Commonwealth of Virginia State Corporation Commission (the “Virginia Commission”);

3. The Bylaws of each Company (the “Bylaws”), certified as of the date hereof by an officer of such Company;

4. Resolutions adopted by the Board of Directors of each Company, relating to, among other matters, the registration and issuance by such Company of its Guarantee, certified as of the date hereof by an officer of such Company;

5. Certificates of the Virginia Commission as to the good standing of the Companies, each dated as of a recent date (the “Good Standing Certificates”);

6. The Indenture;

7. A certificate executed by an officer of each Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Companies) is duly authorized to do so.

3. Each of the parties (other than the Companies) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such

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party is a signatory, and the obligations of the parties (other than the Companies) set forth in the Documents are legal, valid, binding and enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. Each Company is validly existing as a corporation under the laws of the Commonwealth of Virginia and, based solely on the Good Standing Certificates, is in good standing under the laws of the Commonwealth of Virginia.

2. Instant had the requisite corporate power and authority to execute and deliver the Fifteenth Supplemental Indenture and the Sixteenth Supplemental Indenture at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including its Guarantee).

3. Each of Informatics and Pembrooke had the requisite corporate power and authority to execute and deliver the Sixteenth Supplemental Indenture at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including its Guarantee).

4. The execution and delivery by Instant of the Fifteenth Supplemental Indenture and the Sixteenth Supplemental Indenture and the performance by Instant of its obligations under the Indenture (including its Guarantee) have been duly authorized by all requisite corporate action on the part of Instant.

5. The execution and delivery by each of Informatics and Pembrooke of the Sixteenth Supplemental Indenture and the performance by each such Company of its obligations under the Indenture (including its Guarantee) have been duly authorized by all requisite corporate action on the part of such Company.

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6. The Fifteenth Supplemental Indenture has been duly executed and delivered by Instant, and the Sixteenth Supplement Indenture has been duly executed and delivered by each of the Companies.

7. The execution and delivery by Instant of the Fifteenth Supplemental Indenture and the Sixteenth Supplemental Indenture and the performance by Instant of its obligations under the Indenture (including its Guarantee) do not and will not violate the Articles or the Bylaws of Instant.

8. The execution and delivery by each of Informatics and Pembrooke of the Sixteenth Supplemental Indenture and the performance by each such Company of its obligations under the Indenture (including its Guarantee) do not and will not violate the Articles or the Bylaws of such Company.

The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfer. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the Commonwealth of Virginia, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,